Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com Logility Reports Second Quarter Fiscal Year 2025 Financial Results Atlanta, GA – November 21, 2024 - Logility Supply Chain Solutions, Inc. (Logility) (NASDAQ: LGTY), a leader in AI-first supply chain planning software, today reported its second quarter fiscal year 2025 financial results. “Subscription revenues continued to grow, up nine percent year over year in the current quarter, even though we faced a number of headwinds as start dates on a couple of projects pushed out and delayed closing of several late-stage deals in our pipeline,” said Allan Dow, President and CEO of Logility. “While we still expect to secure these opportunities in the current fiscal year, we are revising our revenue guidance to reflect the impact of lower professional services revenue. Our prior guidance for recurring revenue and adjusted EBITDA is unchanged as we remain confident in our ability to grow subscription fees and maintain strong margins.” Fiscal Year 2025 Financial Outlook from Continuing Operations: • Total recurring revenues remain unchanged at $87.0 million to $89.0 million, and • Total Adjusted EBITDA remains unchanged at $15.0 million to $16.4 million. • Revised guidance for total revenues is $101.0 million to $105.0 million. Key Second Quarter Financial Highlights from Continuing Operations: • Subscription fees were $14.5 million for the quarter ended October 31, 2024, a 9% increase compared to $13.4 million for the same period of the prior year. • Recurring revenue streams for Maintenance and Subscriptions were $21.6 million or 85% of total revenues in the quarter ended October 31, 2024 compared to $21.5 million or 84% of total revenues in the same period of the prior year. • Total revenues for the quarter ended October 31, 2024 decreased 2% to $25.3 million, compared to $25.7 million for the same period of the prior year, principally due to a decrease in services and maintenance revenue. • Maintenance revenues for the quarter ended October 31, 2024 decreased 13% to $7.1 million compared to $8.1 million for the same period last year, as anticipated, partially due to the divestiture of the Transportation group in November, 2023 and client conversions to the cloud. • Professional services and other revenues for the quarter ended October 31, 2024 decreased 10% to $3.6 million for the quarter ended October 31, 2024 compared to $4.0 million for the same period last year. The decline was primarily driven by outsourcing of some services to systems integrators and lower project work for internal staff. • Software license revenues were $0.1 million for the quarter ended October 31, 2024 compared to $0.2 million in the same period last year, continuing the focus on cloud services sales. • Operating earnings for the quarter ended October 31, 2024 decreased 16% to $1.0 million compared to $1.2 million for the same period last year.

Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com • GAAP net earnings from continuing operations for the quarter ended October 31, 2024 were $1.7 million or $0.05 per fully diluted share compared to $0.6 million or $0.02 per fully diluted share for the same period last year. • Adjusted net earnings from continuing operations for the quarter ended October 31, 2024, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, were $3.8 million or $0.11 per fully diluted share compared to $2.9 million or $0.08 per fully diluted share for the same period last year. • EBITDA from continuing operations was $2.2 million for the quarter ended October 31, 2024 compared to $2.5 million for the same period last year. • Adjusted EBITDA from continuing operations decreased 7% to $3.8 million for the quarter ended October 31, 2024 compared to $4.1 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense. Key Fiscal 2025 Year to Date Financial Highlights from Continuing Operations: • Subscription fees were $29.3 million for the six months ended October 31, 2024, an 8% increase compared to $27.1 million for the same period last year, while Software license revenues were $0.3 million compared to $0.5 million for the same period last year. • Recurring revenue streams for Maintenance and Cloud Services were $43.7 million and $43.4 million or 85% and 84% of total revenues for the six-month periods ended October 31, 2024 and 2023, respectively. • Total revenues for the six months ended October 31, 2024 were $51.5 million compared to $51.6 million for the same period last year. • Maintenance revenues for the six months ended October 31, 2024 were $14.4 million, a 12% decrease compared to $16.3 million for the same period last year partially due to the divestiture of the Transportation group in November, 2023 and client conversions to the cloud. • Professional services and other revenues for the six months ended October 31, 2024 decreased 3% to $7.5 million compared to $7.7 million for the same period last year. • For the six months ended October 31, 2024, the Company reported continuing operating earnings of approximately $2.9 million compared to $2.6 million for the same period last year. • GAAP net earnings from continuing operations were approximately $3.8 million or $0.11 per fully diluted share for the six months ended October 31, 2024, a 17% increase compared to $3.2 million or $0.09 per fully diluted share for the same period last year. • Adjusted net earnings from continuing operations for the six months ended October 31, 2024, which exclude stock-based compensation expense and amortization of acquisition-related intangibles, increased 18% to $7.9 million or $0.24 per fully diluted share, compared to $6.7 million or $0.19 per fully diluted share for the same period last year.

Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com • EBITDA from continuing operations increased by 13% to $5.2 million for the six months ended October 31, 2024 compared to $4.6 million for the same period last year. • Adjusted EBITDA from continuing operations increased 9% to $8.4 million for the six months ended October 31, 2024 compared to $7.8 million for the six months ended October 31, 2023. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation. During Q2’25, the company completed the reclassification (the “Reclassification”) of the Company’s common stock to eliminate its Class B Common Stock. Under the terms of the Reclassification Agreement, each outstanding share of the Company’s Class B Common Stock was exchanged for 1.2 shares of the Company’s Class A Common Stock. In connection with the Reclassification, the Company issued 2,185,904 shares of Class A Common Stock to James C. Edenfield, the beneficial owner of all of the issued and outstanding shares of the Class B Shares (the “Class B Shareholder”), pursuant to that certain Reclassification Agreement, dated April 10, 2024 by and between the Company and the Class B Shareholder. In accordance with ASC 260, Earnings Per Share, net (loss) earnings per share attributable to common stockholders was reduced by the excess of the fair value of the common shares issued over the carrying amount of the Class B shares surrendered which amounted to $3.8 million or $0.11 per share in the current quarter. The overall financial condition of the Company remains strong, with cash and investments of approximately $84.2 million. During the second quarter of fiscal year 2025, the Company paid shareholder dividends of approximately $3.7 million. Key Second Quarter of Fiscal Year 2025 highlights: Clients & Channels • Notable customers placing orders with the Company in the second quarter include: J.D. Irving Limited, Kontoor Brands, Inc., Orbis Corporation, and Ralph Lauren • During the quarter, SaaS subscription and software license agreements were signed with customers located in Canada and the United States. Company & Technology • On October 1, 2024, American Software, Inc. announced its rebranding to Logility Supply Chain Solutions, Inc., aligning the company’s name with its globally recognized brand. This strategic move underscores Logility’s commitment to delivering AI-first supply chain planning software, and the change was marked by an update of its NASDAQ ticker symbol from AMSWA to LGTY, further strengthening its market presence. • The inaugural LogiCon24 Virtual Summit, held on September 24, 2024, brought together industry leaders and supply chain professionals to discuss the future of supply chains under the theme “Reimagine Supply Chain.” This exclusive virtual event featured insights into AI-driven supply chain planning and strategies for navigating complex global challenges, reinforcing Logility’s position as an industry thought leader.

Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com • In the past quarter, Logility has achieved significant milestones and received extensive media recognition for its innovative advancements in AI-first supply chain solutions, empowering organizations to unlock data-driven insights, improve operational efficiency, and enhance supply chain resilience. Media outlets such as Supply Chain Digital, Supply Chain Management Review, and Supply Chain Brain featured Logility's expertise in leveraging artificial intelligence to enhance supply chain efficiency and readiness. In August, Supply Chain Digital recognized Logility as a key player in global supply and demand planning, with Allan Dow, President and CEO, as the featured SME. Supply Chain Management Review published an interview with Steve Johanson, SVP, Network Optimization Industry Principal, highlighting Logility’s role in driving digital transformation within the supply chain sector. In September, Supply Chain Brain featured Dow discussing the readiness of supply chain and logistics management for AI-driven advancements. • As businesses increasingly prioritize sustainability, Logility’s collaboration with Worldly to enhance ESG supply chain transparency received coverage in publications like Total Retail and Supply & Demand Chain Executive, with Roger Mayerson, Senior Vice President, Industry Principal of Apparel and Soft Goods, as the featured industry expert. These articles emphasized the importance of visibility, transparency, and compliance in modern supply chains, underscoring Logility’s commitment to fostering sustainable practices across complex global networks. • Additional media recognition in Beverage Wholesaler and Rethink Retail showcased Logility’s innovative approaches to AI and vendor management. Lisa Henriott, Senior Vice President of Product Marketing, provided insights into AI trends within the beverage industry for Beverage Wholesaler, while Mayerson discussed vendor management and sustainability strategies in Rethink Retail. These articles reinforced Logility’s position as a leader in AI-first, resilient supply chains designed to meet today’s dynamic market demands. • Furthermore, Scott Tillman, SVP Agile Practice & Process Improvement shared Logility’s success story with AI integration on the Daily Tech Talks Podcast in May, illustrating how the Logility Digital Supply Chain Platform leverages AI to recognize patterns, improve forecast accuracy, and help clients reduce inventory. Kevin McInturff, Chief Technology Officer, was featured in Yahoo! Finance in April, discussing Logility’s launch of the Decision Command Center to mitigate supply chain risks and transform network optimization. Conference Call Logility will host a conference call to discuss its second quarter fiscal 2025 results and financial outlook today, November 21, 2024 at 5:00pm ET. Webcast: https://events.q4inc.com/attendee/584175710 A replay of the call will also be accessible via the investor relations page of Logility’s website at www.logility.com/company/investor-relations/financial-news. About Logility Logility is a market-leading provider of AI-first supply chain management solutions engineered to help organizations build sustainable digital supply chains that improve people’s lives and the world we live in.

Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com The company’s approach is designed to reimagine supply chain planning by shifting away from traditional “what happened” processes to an AI-driven strategy that combines the power of humans and machines to predict and be ready for what’s coming. Logility’s fully integrated, end-to-end platform helps clients know faster, turn uncertainty into opportunity, and transform supply chain from a cost center to an engine for growth. With over 550 clients in 80 countries, the company is headquartered in Atlanta, GA. Learn more at www.logility.com. Operating and Non-GAAP Financial Measures Logility (the “Company”) includes non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, and income tax expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense. Forward Looking Statements This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners Contact: Kevin Liu kliu@logility.com (626) 424-1535

Logility Second Quarter of Fiscal Year 2025 Results

Logility Supply Chain Solutions, Inc.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Second Quarter Ended October 31,			Six Months Ended October 31,		
	2024	2023	Pct Chg.	2024	2023	Pct Chg.
Revenues from continuing operations:						
Subscription fees	$ 14,522	$ 13,358	9%	$ 29,313	$ 27,121	8%
License fees	73	229	(68%)	314	518	(39%)
Professional services & other	3,617	4,003	(10%)	7,487	7,689	(3%)
Maintenance	7,074	8,100	(13%)	14,364	16,263	(12%)
Total Revenues	25,286	25,690	(2%)	51,478	51,591	0%
Cost of Revenues from continuing operations:						
Subscription services	4,678	4,607	2%	9,372	8,824	6%
License fees	2	93	(98%)	46	165	(72%)
Professional services & other	2,717	2,856	(5%)	5,413	5,916	(9%)
Maintenance	1,380	1,733	(20%)	2,670	3,428	(22%)
Total Cost of Revenues	8,777	9,289	(6%)	17,501	18,333	(5%)
Gross Margin	16,509	16,401	1%	33,977	33,258	2%
Operating expenses from continuing operations:						
Research and development	4,347	4,269	2%	8,711	8,518	2%
Sales and marketing	5,085	5,313	(4%)	10,721	11,044	(3%)
General and administrative	5,850	5,461	7%	11,283	10,922	3%
Amortization of acquisition-related intangibles	191	129	48%	382	153	150%
Total Operating Expenses	15,473	15,172	2%	31,097	30,637	2%
Operating Earnings from continuing operations	1,036	1,229	(16%)	2,880	2,621	10%
Interest Income (Loss) & Other, Net	1,180	(577)	nm	2,314	1,310	77%
Earnings from continuing operations Before Income Taxes	2,216	652	240%	5,194	3,931	32%
Income Tax Expense	478	31	1442%	1,403	696	102%
Net Earnings from continuing operations	$ 1,738	$ 621	180%	$ 3,791	$ 3,235	17%
Earnings from discontinued operations, Net of Income Taxes (1)	$ -	$ 1,742	-	$ -	$ 1,876	(100%)
Net Earnings	$ 1,738	$ 2,363	(26%)	$ 3,791	$ 5,111	(26%)
Net (loss) earnings attributable to Class A stockholders (3)	$ (2,018)	$ 4,105	(149%)	$ 35	$ 6,987	(99%)
Basic (loss) earnings per share: (2)						
Continuing operations	$ 0.05	$ 0.02	150%	$ 0.11	$ 0.09	22%
Discontinued operations	-	0.05	-	-	0.05	-
Consideration transferred in excess of Class B shares cost basis pursuant to the Reclassification Agreement (3)	(0.11)	-	-	(0.11)	-	-
Basic (loss) earnings per share	$ (0.06)	$ 0.07	na	$ -	$ 0.14	na
Diluted (loss) earnings per share: (2)						
Continuing operations	$ 0.05	$ 0.02	150%	$ 0.11	$ 0.09	22%
Discontinued operations	-	0.05	-	-	0.05	-
Consideration transferred in excess of Class B shares cost basis pursuant to the Reclassification Agreement (3)	(0.11)	-	-	(0.11)	-	-
Diluted (loss) earnings per share	$ (0.06)	$ 0.07	nm	$ -	$ 0.14	(100%)
Weighted average number of common shares outstanding:						
Basic	33,555	34,071		33,420	34,113	
Diluted	33,555	34,094		33,420	34,127

nm- not meaningful

Logility Supply Chain Solutions, Inc.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Second Quarter Ended October 31, 2024	2023	Pct Chg.	Six Months Ended October 31, 2024	2023	Pct Chg.
NON-GAAP Operating Earnings:						
Operating Earnings from continuing operations (GAAP Basis)	$ 1,036	$ 1,229	(16%)	$ 2,880	$ 2,621	10%
Amortization of acquisition-related intangibles	850	795	7%	1,700	1,028	65%
Stock-based compensation	1,609	1,580	2%	3,195	3,125	2%
NON-GAAP Operating Earnings from continuing operations:	3,495	3,604	(3%)	7,775	6,774	15%
Non-GAAP Operating Earnings from continuing operations, as a % of revenue	14%	14%		15%	13%	

	Second Quarter Ended October 31, 2024	2023	Pct Chg.	Six Months Ended October 31, 2024	2023	Pct Chg.
NON-GAAP EBITDA:						
Net Earnings from continuing operations (GAAP Basis)	$ 1,738	$ 621	180%	$ 3,791	$ 3,235	17%
Income Tax Expense	478	31	1442%	1,403	696	102%
Interest Income (Loss) & Other, Net	(1,180)	577	(305%)	(2,314)	(1,310)	77%
Amortization of intangibles	852	899	(5%)	1,711	1,270	35%
Depreciation	316	378	(16%)	644	738	(13%)
EBITDA from continuing operations (earnings before interest, taxes, depreciation and amortization)	2,204	2,506	(12%)	5,235	4,629	13%
Stock-based compensation	1,609	1,580	2%	3,195	3,125	2%
Adjusted EBITDA from continuing operations	$ 3,813	$ 4,086	(7%)	$ 8,430	$ 7,754	9%
EBITDA from continuing operations, as a percentage of revenues	9%	10%		10%	9%	
Adjusted EBITDA, from continuing operations, as a percentage of revenues	15%	16%		16%	15%	

	Second Quarter Ended October 31, 2024	2023	Pct Chg.	Six Months Ended October 31, 2024	2023	Pct Chg.
NON-GAAP Earnings Per Share						
Net Earnings from continuing operations (GAAP Basis)	$ 1,738	$ 621	180%	$ 3,791	$ 3,235	17%
Amortization of acquisition-related intangibles (4)	719	757	(5%)	1,423	846	68%
Stock-based compensation (4)	1,362	1,505	(10%)	2,678	2,572	4%
Adjusted Net Earnings from continuing operations	$ 3,819	$ 2,883	32%	$ 7,892	$ 6,653	19%
Adjusted non-GAAP diluted earnings per share from continuing operations	$ 0.11	$ 0.08	38%	$ 0.24	$ 0.19	26%

	Second Quarter Ended October 31, 2024	2023	Pct Chg.	Six Months Ended October 31, 2024	2023	Pct Chg.
NON-GAAP Earnings Per Share						
Net Earnings from continuing operations (GAAP Basis)	$ 0.05	$ 0.02	150%	$ 0.11	$ 0.09	22%
Amortization of acquisition-related intangibles (4)	0.02	0.02	0%	0.05	0.02	150%
Stock-based compensation (4)	0.04	0.04	0%	0.08	0.08	0%
Adjusted Net Earnings from continuing operations	$ 0.11	$ 0.08	38%	$ 0.24	$ 0.19	26%

	Second Quarter Ended October 31, 2024	2023	Pct Chg.	Six Months Ended October 31, 2024	2023	Pct Chg.
Amortization of acquisition-related intangibles						
Cost of Subscription Services	$ 659	$ 666	(1%)	$ 1,318	$ 874	51%
Operating expenses	191	129	48%	382	154	148%
Total amortization of acquisition-related intangibles	$ 850	$ 795	7%	$ 1,700	$ 1,028	65%
Stock-based compensation						
Cost of revenues	$ 90	$ 83	8%	$ 179	$ 161	11%
Research and development	192	166	16%	374	339	10%
Sales and marketing	366	381	(4%)	682	728	(6%)
General and administrative	961	950	1%	1,960	1,897	3%
Total stock-based compensation	$ 1,609	$ 1,580	2%	$ 3,195	$ 3,125	2%

(1) For more information, please see note F related to discontinued operations in the Company's unaudited condensed consolidated financial statements filed on December 11, 2023.

(2) - For three and six months ended October 31, 2023 basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Continuing operations diluted per share for Class B shares under the two-class method are $0.02 and $0.09 for the three and six months ended October 31, 2023.

Logility Second Quarter of Fiscal Year 2025 Results Three Months Ended October 31, 2024 Three Months Ended October 31, 2023 Six Months Ended October 31, 2024 Six Months Ended October 31, 2023 Continuing Operations 15.4% 4.7% 16.3% 17.7% Discontinued Operations nm 21.0% nm 21.1% Consolidated Operations 15.4% 17.2% 16.3% 19.0% nm- not meaningful October 31, April 30, 2024 2024 Cash and Cash Equivalents 44,589$ 59,512$ Short-term Investments 39,631 24,261 Accounts Receivable: Billed 16,296 28,043 Unbilled 789 296 Total Accounts Receivable, net 17,085 28,339 Prepaid expenses and other current assets 6,423 6,584 Total Current Assets 107,728 118,696 PP&E, net 5,190 5,554 Capitalized Software, net - 11 Goodwill 45,782 45,782 Other Intangibles, net 8,868 10,567 Deferred Tax Asset 9,011 7,588 Other Non-current Assets 3,924 4,246 Total Assets 180,503$ 192,444$ Accounts Payable 762$ 1,248$ Accrued Compensation and Related costs 3,060 2,805 Dividend Payable 3,705 3,657 Other Current Liabilities 3,511 5,012 Deferred Revenues 38,057 47,621 Current Liabilities 49,095 60,343 Other Long-term Liabilities 1,313 1,620 Total Liabilities 50,408 61,963 Shareholders' Equity 130,095 130,481 Total Liabilities & Shareholders' Equity 180,503$ 192,444$ 2024 2023 Net cash (used in) provided by operating activities of continuing operations (7,321)$ 6,436$ Cash provided by operating activities of discontinued operations - 1,618 Net cash (used in) provided by operating activities (7,321) 8,054 Purchases of property and equipment, net of disposals (280) (490) Purchase of business, net of cash acquired - (25,032) Net cash used in investing activities of continuing operations (280) (25,522) Net cash provided by investing activities of discontinued operations - 1,825 Net cash used in investing activities (280) (23,697) Dividends paid (7,322) (7,514) Proceeds from exercise of stock options - 246 Purchases of common stock - (4,814) Net cash used in financing activities (7,322) (12,082) Net change in cash and cash equivalents (14,923) (27,725) Cash and cash equivalents at beginning of period 59,512 90,696 Cash and cash equivalents at end of period 44,589$ 62,971$ (In thousands) (Unaudited) Consolidated Balance Sheet Information (4) -Continuing and discontinued operations are tax affected using the effective tax rate excluding discrete items in the following table. (3) - In relation to the Reclassification Agreement, the $3.8 million difference between the fair value of the common shares issued and the carrying value of the Class B shares surrendered was included as a reduction to net earnings and numerator in calculating the net (loss) earnings attributable to common stockholders. October 31, Condensed Consolidated Cashflow Information Six Months Ended (In thousands) (Unaudited) Logility Supply Chain Solutions, Inc. Logility Supply Chain Solutions, Inc.